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                                   EXHIBIT 21

                             JONES INTERCABLE, INC.
                              LIST OF SUBSIDIARIES

Cable Alp, Inc.
Evergreen Intercable, Inc.
International Aviation, Ltd.
Jones British Acquisition, Inc.
Jones Cable Corporation
Jones Futurex, Inc.
Jones Cyber Solutions, Ltd.
Jones Galactic Radio, Inc.
Jones Galactic Radio Partners, Inc.
Jones Intercable Funds, Inc.
Jones Intercable of Alexandria, Inc.
Jones Intercable of Ft. Myers, Inc.
Jones Intercable of Hawaii, Inc.
Jones Intercable of Leeds, Inc.
Jones Intercable of San Diego, Inc.
Jones Intercable of South Hertfordshire, Inc.
Jones of Wisconsin, Inc.
Jones Panorma Properties, Inc.
Jones Programming Services, Inc.
Jones Satellite Networks, Inc.
Jones Satellite Programming, Inc.
Jones Spacelink Acquisition Corporation
Jones Spacelink Cable Corporation
Jones Spacelink Management, Inc.
Jones Spacelink Opportunities, Inc.
Jones Spacelink Spanish Investments, Inc.
Jones Tri-City Intercable, Inc.
Jones U.K. Holdings, Inc.
Saturn Cable T.V., Inc.
The Jones Group, Ltd.
The Mind Extension Regional Network, Inc.